                                                                      Exhibit 99
                                                                      ----------


[LOGO]

                                     N E W S
         THE SCOTTS COMPANY                                         NEWS


For Immediate Release
---------------------

                          SCOTTS CLOSES $1.025 BILLION
                        SENIOR SECURED CREDIT FACILITIES

Marysville, Ohio, December 9, 1998 - The Scotts Company (the "Company") (NYSE:
SMG) announced today that it has closed its Senior Secured Credit Facilities totaling $1.025 billion. The Company will use proceeds from the credit facilities to refinance the purchase of Rhone-Poulenc Jardin's lawn and garden business and to refinance its existing credit agreement.

         "Scotts recently completed a major acquisitions program that will make the Company the leading consumer brands company in all of the major lawn and garden categories in the primary markets of the world," said Jean Mordo, Scotts' Executive Vice President and Chief Financial Officer. "The new credit facility is part of our related financial strategy, which has allowed us to pursue our acquisitions program while maintaining a sound balance sheet, strong cash flow and continuing financial flexibility to pursue ongoing growth opportunities."

         The senior credit facilities are comprised of a $500 million revolving credit facility and $525 million in term loan facilities. The term portion of the facilities include a $265 million multi-currency Tranche A, a $140 million Tranche B and a $120 million Tranche C.

         Chase Securities Inc. acted as Book Manager and Lead Arranger for a syndicate that includes as Administrative Agent The Chase Manhattan Bank, Syndication Agent Salomon Smith Barney Inc. and Co-Documentation Agents Credit Lyonnais and First Chicago Capital Markets.

         The Scotts Company is the world's leading supplier of consumer products for the lawn and garden care, professional turf care and professional horticulture businesses. The company owns what are by far the industry's most recognized brands. In the U. S. lawn care business, consumer awareness of the company's Scotts(R) family of brands outscores the nearest competitor by several times, as does awareness of the company's Miracle-Gro(R) family of brands in the U.S. garden care business. In the U.K., the company's brands include Weedol(R) and Pathclear(R), the top-selling consumer herbicides, Evergreen(R), the leading lawn fertilizer line, the Levington(R) line of lawn and garden products, and Miracle-Gro(R), the leading plant fertilizer. In continental Europe, the company's leading brands include KB(R), Fertiligene(R), Celaflor(R) and Nexalotte(R).

Statement under the Private Securities Litigation Act of 1995: Forward-looking statements represent challenging goals for the Company and the achievement thereof is subject to a variety of risks and assumptions. Certain forward-looking statements contained in this press release, include, but are not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management, and the Company's assumptions regarding such performance and plans. Actual results may differ materially from the forward-looking information in this release, due to a variety of factors, including, but not limited to:

o The effects of weather conditions on sales of the Company's products, especially during the spring selling season;
o        The success of the Company's advertising and promotional programs;
o The Company's ability to maintain favorable profit margins on its products and to produce its products on a timely basis;
o The possibility of new competitors entering into the Pest Control business and/or the Company's existing lines of business;
o Inherent risks of international development including currency exchange rates, economic conditions, regulatory and cultural differences;
o Changes in economic conditions in the U.S. and Europe and the impact of changes in interest rates;
o        Ability to successfully integrate the operations of acquired companies;
         and
o        Environmental issues and consumer perceptions.

Additional detailed information concerning a number of the important factors that could cause results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly-filed quarterly and annual reports.

                                       ###

Contact:
William Jenks                                       Rebecca Bruening
Broadgate Consultants, Inc.                         The Scotts Company
212-232-2222                                        937-644-7290